Exhibit 99.1

Netlist Reports First Quarter 2024 Results

IRVINE, CALIFORNIA, April 25, 2024 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the first quarter ended March 30, 2024.

First Quarter 2024 Highlights:

•	Net sales for the first quarter of 2024 increased by 297% to $35.8 million compared to $9.0 million from the same quarter one year ago.

“First quarter revenue improved nearly threefold and reflects the strong turnaround in the memory market from the year ago period,” said Chief Executive Officer, C.K. Hong. “We have received some disappointing Patent Trial Board (PTAB) decisions recently, specifically in regards to Netlist's '912 patent which in the past 14 years has been validated through multiple reexams, PTAB reexam reviews, and upheld by the Federal Circuit. We will consider all options to redress these decisions and remain committed to defending Netlist’s intellectual property rights, and focused on the goal of fairly licensing our innovative technologies.”

Net sales for the first quarter ended March 30, 2024 were $35.8 million, compared to net sales of $9.0 million for the first quarter ended April 1, 2023. Gross profit for the first quarter ended March 30, 2024 was $0.7 million, compared to a gross profit of $0.6 million for the first quarter ended April 1, 2023.

Net loss for the first quarter ended March 30, 2024 was ($17.0) million, or ($0.07) per share, compared to a net loss of ($15.8) million in the same period of prior year, or ($0.07) per share. These results include stock-based compensation expense of $1.4 million and $1.1 million for the quarters ended March 30, 2024 and April 1, 2023, respectively.

As of March 30, 2024, cash, cash equivalents and restricted cash was $41.1 million, total assets were $64.6 million, working capital was $9.0 million, and stockholders’ equity was $10.4 million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, April 25, 2024 at 12:00 p.m. Eastern Time to review Netlist’s results for the first quarter ended March 30, 2024. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, Netlist has consistently driven innovation in the field of cutting-edge enterprise memory and storage, empowering businesses and industries to thrive in the digital age. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final judgment by the trial court, which could cause a lengthy delay in Netlist’s ability to collect the damage award or overturn the verdict or reduce the damages award; risks that the Ninth Circuit ruling or the re-trial of its contractual breach claims against Samsung in the Central District of California will adversely affect Netlist’s ability to defend the final judgment on appeal; risks that Netlist will suffer adverse outcomes in its pending litigation against Micron, Samsung and Google; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on February 23, 2024, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:
The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	March 30,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$28,736	$40,445
Restricted cash	12,400	12,400
Accounts receivable, net	4,529	4,562
Inventories	15,169	12,031
Prepaid expenses and other current assets	1,153	441
Total current assets	61,987	69,879

Property and equipment, net	722	770
Operating lease right-of-use assets	1,423	1,590
Other assets	484	560
Total assets	$64,616	$72,799

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,042	$39,831
Revolving line of credit	4,381	3,844
Accrued payroll and related liabilities	1,585	1,346
Accrued expenses and other current liabilities	3,559	2,569
Long-term debt due within one year	377	—
Total current liabilities	52,944	47,590
Operating lease liabilities	1,072	1,213
Other liabilities	249	237
Total liabilities	54,265	49,040

Commitments and contingencies

Stockholders' equity:
Preferred stock	—	—
Common stock	256	254
Additional paid-in capital	310,886	307,328
Accumulated deficit	(300,791)	(283,823)
Total stockholders' equity	10,351	23,759
Total liabilities and stockholders' equity	$64,616	$72,799

Netlist, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 30,	April 1,
	2024	2023
Net sales	$35,807	$9,021
Cost of sales(1)	35,092	8,461
Gross profit	715	560
Operating expenses:
Research and development(1)	2,441	2,301
Intellectual property legal fees	12,540	11,070
Selling, general and administrative(1)	3,116	3,030
Total operating expenses	18,097	16,401
Operating loss	(17,382)	(15,841)
Other income, net:
Interest income, net	377	56
Other income (expense), net	38	(3)
Total other income, net	415	53
Loss before provision for income taxes	(16,967)	(15,788)
Provision for income taxes	1	—
Net loss	$(16,968)	$(15,788)

Loss per common share:
Basic and diluted	$(0.07)	$(0.07)
Weighted-average common shares outstanding:
Basic and diluted	254,931	235,121

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$21	$18
Research and development	362	274
Selling, general and administrative	991	785
Total stock-based compensation	$1,374	$1,077